                                                                   Exhibit 23.3

                     CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Progenitor, Inc. pertaining to the 1996 Employee Stock Purchase Plan of Progenitor, Inc. of our report dated February 14, 1997 with respect to the financial statements of Mercator Genetics, Inc. (a development stage company) included in the Registration Statement (Form S-1 No. 333-05369) and related Prospectus of Progenitor, Inc.

ERNST & YOUNG LLP
Palo Alto, California
August 5, 1997


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